Exhibit 10.9

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 12 HEREOF, TO THE SENIOR DEBT (AS DEFINED HEREIN) AND THE REPRESENTATIVE AND EACH OTHER HOLDER OF THIS INSTRUMENT, BY ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 12 HEREOF.

THIS PROMISSORY NOTE (THIS “PROMISSORY NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED ABSENT REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM.

UNSECURED PROMISSORY NOTE

$17,500,000.00	June 24, 2013

FOR VALUE RECEIVED, SAExploration Holdings, Inc. (formerly called Trio Merger Corp.), a Delaware corporation (“Borrower”), hereby promises to pay to the order of CLCH, LLC, an Alaska limited liability company, or its assigns (the “Representative”), in lawful money of the United States of America in immediately available funds, at the address for Representative maintained in the books and records of Borrower the principal sum of Seventeen Million Five Hundred Thousand DOLLARS ($17,500,000.00), together with interest in arrears on the unpaid principal balance in the manner provided below.

This Promissory Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Agreement and Plan of Reorganization, dated as of December 10, 2012, as amended, among Borrower, Representative and certain other parties (as amended from time to time, the “Merger Agreement”), and is subject to the terms and conditions of the Merger Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Promissory Note without definition shall have the respective meanings set forth in the Merger Agreement. This Promissory Note has been issued pursuant to Section 1.5(a) of the Merger Agreement to Representative on behalf of former stockholders (each, a “Holder”) of SAExploration Holdings, Inc., a Delaware corporation that has been merged into a subsidiary of Borrower.

1.                  Principal and Interest. The then outstanding principal amount of this Note shall bear interest from the date hereof to the Maturity Date (as defined below) at a rate of ten percent (10%) per annum. Interest shall be paid in cash semi-annually on June 24 and December 24 of each year (each, an “Interest Payment Date”) during the term of this Promissory Note solely to the extent permitted under Section 12 hereof and shall otherwise be payable in kind and added to the unpaid principal amount of this Promissory Note on each Interest Payment Date. Subject to Section 12 hereof, the principal amount of this Promissory Note and all accrued and unpaid interest due on the unpaid principal balance of this Promissory Note shall be due and payable in full on June 24, 2023 (the “Maturity Date”).

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2.                  Manner of Payment. All cash payments of principal and interest on this Promissory Note shall be made by check at such other place in the United States of America as Representative shall designate to Borrower in writing or by wire transfer of immediately available funds to an account designated by Representative in writing. If any payment of principal or interest on this Promissory Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall not be taken into account in calculating the amount of interest payable under this Promissory Note.

3.                  Prepayment. Subject to Section 12 hereof, Borrower may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Promissory Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.

4.                  Events of Default. The occurrence of the following events shall constitute an event of default hereunder (each, a “Note Event of Default”): (a) Borrower shall fail to pay when due any payment of principal or interest on this Promissory Note and such failure continues for twenty (20) days after Representative notifies Borrower thereof in writing; or (b) Borrower or one of its subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Borrower or any of its subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 45 days after the filing thereof, provided, however, that during the pendency of such period; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower or any of its subsidiaries, to operate all or any substantial portion of the business of Borrower or any of its subsidiaries, or Borrower or any of its subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or any of its subsidiaries, or there is commenced against Borrower or any of its subsidiaries any such proceeding which remains undismissed for a period of 45 days after the filing thereof, or Borrower or any of its subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower or any of its subsidiaries makes a general assignment for the benefit of creditors; or any action is taken by Borrower or any of its subsidiaries for the purpose of effecting any of the foregoing.

5.                  Remedies. Subject to Section 12 hereof, upon the occurrence of a Note Event of Default hereunder (unless all Note Events of Default have been cured or waived by Representative), provided that all Blockage Events have been terminated and that the Senior Debt has been indefeasibly paid in full in cash, Representative may, at its option, (i) by written notice to Borrower, declare the entire unpaid principal balance of this Promissory Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Borrower all sums due under this Promissory Note or to foreclose any liens and security interests securing payment hereof.

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6.                  Waiver. The observance of any term of this Promissory Note may be waived (either generally or in a particular instance and either retroactively or prospectively) by Representative, but such waiver shall be effective only if it is in a writing signed by Representative. Unless otherwise expressly provided in this Promissory Note, no delay or omission on the part of Representative in exercising any right or privilege under this Promissory Note shall operate as a waiver thereof, nor shall any waiver on the part of Representative of any right or privilege under this Promissory Note operate as a waiver of any other right or privilege under this Promissory Note nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Promissory Note. The rights and remedies of Representative under this Promissory Note shall be cumulative and not alternative. Borrower hereby waives presentment, demand, protest and notice of dishonor and protest.

7.                  Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 10.1 of the Merger Agreement.

8.                  Governing Law. This Promissory Note shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any principles of conflict of laws (whether of the State of Texas or any other jurisdiction) that would result in the application of the Laws of any jurisdiction other than the State of New York.

9.                  Successors and Assignment. This Promissory Note shall be binding upon and inure to the benefit of Representative and its respective successors and permitted assigns. Neither Borrower or Representative may assign either this Promissory Note or any of its rights or interests hereunder without (i) the prior written approval of the other and (ii) the prior written approval of the Senior Debt Agent.

10.              Construction. The headings of Sections and Subsections in this Promissory Note are provided for convenience only and will not affect its construction or interpretation. Unless the context clearly requires otherwise, all references to “Sections” refer to the corresponding Sections of this Promissory Note. All words used in this Promissory Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and the word “or” is used in the inclusive sense. Borrower and Representative shall be deemed to have participated equally in the preparation of this Promissory Note, so that this Promissory Note shall not be construed more strictly against the one deemed primarily responsible for its preparation than against the other.

11.              Attorneys’ Fees. If this Promissory Note is not paid at maturity, regardless of how such maturity may be brought about, or is collected or attempted to be collected through the initiation or prosecution of any suit or through any probate, bankruptcy or any other judicial proceedings, or through any arbitration proceeding, or is placed in the hands of an attorney for collection, the Borrower shall pay, in addition to all other amounts owing hereunder, all actual expenses of collection, all court costs and reasonable attorney’s fees incurred by the holder hereof.

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12.              Subordination. This Note is one of the Shareholder Subordinated Notes referred to in the Senior Debt Agreement (as defined herein) and is subject to the terms and provisions thereof and to the subordination provisions set forth in this Section 12.

(a)                   (i) Notwithstanding anything to the contrary contained herein, the Representative and each Holder, by acceptance of this Promissory Note, agrees that to the extent and in the manner hereinafter set forth in this Section 12, the indebtedness, obligations and liabilities of the Borrower evidenced by this Promissory Note, including, without limitation, all principal, interest (including, without limitation, Post-Petition Interest), fees and costs (the “Junior Subordinated Debt”) are expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Debt as set forth below, and the Representative and each Holder, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

(ii) Until all Senior Debt shall have been indefeasibly paid in full in cash and all commitments to lend have terminated, no payment or distribution of any kind with respect to the Junior Subordinated Debt whether for principal, interest or any other amounts hereunder, including but not limited to, any final payments of principal or interest due hereunder on the Maturity Date shall be made by Borrower or any other person; provided, however, that Borrower may make the following payments (the “Permitted Payments”): (i) payment of cash interest in accordance with the terms of Section 1 of this Promissory Note only if a Blockage Event has not occurred and would not occur as a result of such payment, (ii) payment of interest in accordance with the terms of Section 1 of this Promissory Note by accretion of the principal amount of this Promissory Note only (and not by payment in cash), and (iii) payment of the outstanding principal amount of this Promissory Note on the Maturity Date only if a Blockage Event has not occurred and would not occur as a result of such payment. Upon termination of a Blockage Event (so long as no other Blockage Event has occurred and is continuing), the Borrower shall resume making Permitted Payments to the extent not prohibited under the terms of any of the Senior Loan Documents. As used herein, a “Blockage Event” shall mean the occurrence of any of the following: (x) an Default or Event of Default has occurred or is continuing under the Senior Debt Agreement or (y) (i) if such payment date is on or prior to March 31, 2013, as of such payment date, the Total Leverage Ratio (as defined in the Senior Debt Agreement and as set forth in the officer’s certificate delivered pursuant to Section 7.01(f) of the Senior Debt Agreement for the fiscal quarter or fiscal year, as the case may be, of Borrower then last ended for which financial statements are available) is less than 2.50:1:00 or (ii) if such date is after March 31, 2013, Borrower is in compliance with the financial covenants contained in Sections 8.07 through 8.11, inclusive, of the Senior Debt Agreement, on a Pro Forma Basis (as defined in the Senior Debt Agreement).

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(b) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Credit Party or any of its assets including, without limitation, an Event of Bankruptcy, (ii) any liquidation, dissolution or other winding up of any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Credit Party, then and in any such event specified in any of clauses (i), (ii) and (iii) (each such event hereinafter referred to as a “Proceeding”), then

(i) the Senior Debtholders shall be entitled to receive payment in full in cash of all principal, premium, cash pay or payment in kind interest, fees and charges then due on all Senior Debt (including, without limitation Post Petition Interest) before the Representative or any Holder is entitled to receive any payment on account of principal, interest or other amounts due (or past due) in respect of the Junior Subordinated Debt, and the Senior Debtholders shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities or by setoff or otherwise, which may be payable or deliverable in any such Proceeding in respect of the Junior Subordinated Debt; and

(ii) any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, to which the Representative or any Holder would be entitled except for the provisions of this Section 12(b) shall be paid or delivered by such Credit Party directly to the Senior Debt Agent in the manner provided in Section 12(g) below for application in payment thereof until all Senior Debt (including interest, fees and charges accrued thereon after the date of commencement of such proceedings) shall have been indefeasibly paid in full in cash.

(c) The Representative and each Holder acknowledges and agrees that the subordination provisions herein contained are, and are intended to be, an inducement and a consideration to the Senior Debtholders, whether the Senior Debt was created or acquired before or after the issuance of the Junior Subordinated Debt, to continue to hold or to acquire and continue to hold such Senior Debt and each such Senior Debtholder shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Debt, and the provisions of this Section 12 shall be enforceable directly by the Senior Debtholders.

(d) For the avoidance of doubt, in no event shall this Promissory Note or the obligations hereunder be accelerated until, subject to Section 12(b), the Blockage Events have been terminated and the final maturity date has occurred.

(e) Prior to the indefeasible payment of all of the Senior Debt in full in cash and notwithstanding anything contained herein to the contrary, without the prior written consent of the Senior Debt Agent, neither Borrower nor Representative nor any Holder shall agree to any waiver, amendment, supplement, termination or other modification to the terms of this Promissory Note or to the terms of the Purchase Agreement governing the payment of this Promissory Note. Any such purported waiver, amendment, supplement, termination or other modification amendment or modification in violation of this Section 12(e) shall be void. ab initio.

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(f)     (i) No right of any Senior Debtholder to enforce the subordination provisions contained herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act by any such Senior Debtholder, or by any noncompliance by any Credit Party with the terms, provisions and covenants of this Promissory Note, regardless of any knowledge thereof any such Senior Debtholder may have or be otherwise charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph: The Senior Debtholders may, at any time, in their discretion, renew, amend, extend or otherwise modify the terms and provisions of any Senior Debt Document (including, without limitation, the terms and provisions relating to the principal amount outstanding thereunder, the rate of interest thereof, the payment term thereof and the provisions thereof regarding default or any other matter) or exercise any of their rights under the Senior Debt Documents, including, without limitation, the waiver of defaults thereunder, all without notice to or assent from the Representative or any Holder. No compromise, alteration, amendment, renewal or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Senior Debt Documents, whether or not such release is in accordance with the provisions of the Senior Debt Documents, shall in any way alter or affect any of the subordination provisions of this Promissory Note.

(g) If, notwithstanding the provisions of Section 12 of this Promissory Note, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by the Representative or any Holder in contravention of this Section 12, and before all the Senior Debt shall have been indefeasibly paid in full in cash and all commitments to lend have terminated, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the Senior Debt Agent for the benefit of the Senior Debtholders. Such payments received by the Representative or Holder and delivered to the Senior Debt Agent shall be deemed not to be a payment on this Promissory Note for any reason whatsoever and the indebtedness under this Promissory Note shall remain as if such erroneous payment had never been paid by the Borrower or received by the Representative or such Holder. In the event of the failure of the Representative or any Holder to endorse or assign any such payment, distribution or security, the Senior Debtholder is hereby irrevocably authorized to endorse or assign the same.

(h) Until all Senior Debt shall have been indefeasibly paid in full in cash and all commitments to lend have terminated, (A) the Junior Subordinated Debt shall not be secured by any lien or other security interest and (B) the Representative and any Holder shall not take or continue any action, or exercise or continue to exercise any rights, remedies or powers under the terms of this Promissory Note, or exercise or continue to exercise any other right or remedy at law or equity that the Representative or such Holder might otherwise possess, to collect any amount due and payable in respect of this Promissory Note, including, without limitation, the acceleration of this Promissory Note, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction. Notwithstanding the foregoing, the Borrower may file a proof of claim (on behalf of the Representative or Holders) in any bankruptcy or similar proceeding instituted by another entity. Notwithstanding the foregoing or any permissible action taken by the Representative or a Holder, the Representative or such Holder shall not be entitled to receive any payment in contravention of the other provisions of this Section 12, including, without limitation, Sections 12(a), 12(b), 12(d) and 12(g).

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(i) Representative and each Holder covenants and agrees that it shall not, and shall not encourage any other person to, at any time, contest the validity or enforceability of the provisions of Section 12 of this Promissory Note, the Senior Debt, or the validity, perfection, priority, or enforceability of the Senior Debt Documents or the liens or other Security Interests granted to the Senior Debt Agent and the Senior Debtholders pursuant thereto.

(j) As used in this Promissory Note:

(i)            “Borrower” shall mean SAExploration Holdings, Inc. (formerly called Trio Merger Corp.), a Delaware corporation.

(ii)           “Credit Parties” shall mean Borrower and its Subsidiaries.

(iii)          “Event of Bankruptcy” shall mean any event or occurrence, as a result of which any Credit Party shall:

(A) become insolvent or generally fail to pay, or admit in writing its inability to pay debts as they become due;

(B) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of its creditors;

(C) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for all of its property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 180 days; or

(D) file for or permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law (including, without limitation, the Federal Bankruptcy Code), or any dissolution, winding up or liquidation proceeding, in respect of it, and, if any such case or proceeding is not commenced by it, such case or proceeding shall be consented to or acquiesced in by it or shall result in the entry of an order for relief or shall remain for 180 days undismissed.

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(iv) “Federal Bankruptcy Code” shall mean Title 11, United States Code, as amended from time to time.

(v) “Post-Petition Interest” shall mean the aggregate amount of all post-petition interest, fees, costs or expenses or adequate protection payments accruing or allowed to be paid during the pendency of any Event of Bankruptcy and any other interest, fees, costs or expenses that would have accrued but for the commencement of such Event of Bankruptcy, to the date of payment, even if the claim for such interest, fees, costs or expenses is not an allowed claim of the type described in the Federal Bankruptcy Code.

(vi) “Senior Debt” shall mean the principal of, and premium (if any) and interest on loans and other extensions of credit under the Senior Debt Documents (including, without limitation, any Post Petition Interest) and all commitment, facility and other fees payable under the Senior Debt Documents and all expenses, reimbursements, indemnities and other amounts payable by any Credit Party under the Senior Debt Documents, as any such debt may be increased, amended, restated, refinanced, renewed, or otherwise modified from time to time. Senior Debt shall be considered outstanding whenever any loan commitment under any Senior Debt Document (or any agreement or instrument providing for a refinancing of the Senior Debt) is outstanding.

(vii) “Senior Debt Agreement” shall mean the Credit Agreement, dated as of November 28, 2012, among SAExploration Holdings, Inc., a Delaware corporation that merged into a subsidiary of Borrower on June 24, 2013, SAExploration Inc., a Delaware corporation, SAExploration Seismic Services (US), LLC, a Delaware limited liability company, and NES, LLC, an Alaska limited liability company, the lenders party thereto from time to time and CP Admin Co LLC, as Administrative Agent, as such agreement may be amended, modified, renewed, extended, restated, replaced, or otherwise supplemented from time to time.

(viii) “Senior Debt Agent” shall mean the agent for the Senior Debtholder under and pursuant to the terms of the Senior Debt Documents.

(ix) “Senior Debt Documents” shall mean the Senior Debt Agreement and the Credit Documents (as defined in the Senior Debt Agreement) as such agreement may be amended, modified, renewed, extended, restated, replaced, or otherwise supplemented from time to time.

(x) “Senior Debtholders” shall mean, at any time, the holders of Senior Debt.

(xi) “Subsidiary” shall have the meaning assigned to that term in the Senior Debt Agreement.

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13.              Third Party Beneficiary. The parties hereto agree that, although the Senior Debt Agent and the Senior Debtholders are not party to this Promissory Note, the provisions of Section 9 and Section 12 are intended to be for the benefit of the Senior Debt Agent and the Senior Debtholders, and therefore the parties hereto designate the Senior Debt Agent and the Senior Debtholders as third-party beneficiaries of Section 9 and Section 12 of this Agreement, having the right to enforce such Section 9 and Section 12.

[Signature Page Follows]

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BORROWER:

SAEXPLORATION HOLDINGS, INC. (formerly called TRIO MERGER CORP.)

By:	/s/ Brian Beatty
	Name:	Brian Beatty
	Title:	President/CEO

Acknowledged and Agreed:

REPRESENTATIVE:

CLCH, LLC

By:	/s/ Jeff Hastings
	Name:	Jeff Hastings
	Title:	Manager

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